ABRAXAS PETROLEUM CORPORATION
www.abraxaspetroleum.com

Exhibit 99.1
NEWS RELEASE

Abraxas Announces Second Quarter 2014 Results

SAN ANTONIO (August 6, 2014) – Abraxas Petroleum Corporation (NASDAQ:AXAS) today reported financial and operating results for the three months ended June 30, 2014.

Financial and Operating Results for the Three Months Ended June 30, 2014
The three months ended June 30, 2014 resulted in:

•	Production of 454 MBoe (4,987 Boepd)

•	Revenue of $33.6 million

•	Adjusted EBITDA(a) of $22.9 million inclusive of Raven Drilling

•	Adjusted discretionary cash flow(a) of $22.2 million inclusive of Raven Drilling

•	Net income of $3.0 million, or $0.03 per share

•	Adjusted net income(a), excluding certain non-cash items and inclusive of Raven Drilling of $11.0 million, or $0.11 per share

(a)	See reconciliation of non-GAAP financial measures below.

Net income for the three months ended June 30, 2014 was $3.0 million, or $0.03 per share, compared to a net income of $7.9 million, or $0.08 per share, for the three months ended June 30, 2013.

Adjusted net income, excluding certain non-cash items, for the three months ended June 30, 2014 was $11.0 million, or $0.11 per share, compared to an adjusted net income, excluding certain non-cash items, of $3.0 million or $0.03 per share for the three months ended June 30, 2013. For the three months ended June 30, 2014 and 2013, adjusted net income excludes the unrealized gain (loss) on derivative contracts of $(7.1) million and $7.5 million, respectively. Included in adjusted net income for the quarters ended June 30, 2014 and June 30, 2013 is the net income from our subsidiary, Raven Drilling, LLC of $0.8 million and $0.7 million, respectively.

Pursuant to SEC Regulation S-X, no income is recognized for Raven Drilling, LLC. Contractual drilling services performed in connection with properties in which Abraxas holds an ownership interest cannot be recognized as income, rather it is credited to the full cost pool and recognized through lower amortization as reserves are produced.

Unrealized gains or losses on derivative contracts are based on mark-to-market valuations which are non-cash in nature and may fluctuate drastically from period to period. As commodity prices fluctuate, these derivative contracts are valued against current market prices at the end of each reporting period in accordance with Accounting Standards Codification 815, “Derivatives and Hedging,” as amended and interpreted, and require Abraxas to either record an unrealized gain or loss based on the calculated value difference from the previous period-end valuation. For example, NYMEX oil prices on June 30, 2013 were $96.56 per barrel compared to $105.37 on June 30, 2014; therefore, the mark-to-market valuation changed considerably period to period.

Comments
Bob Watson, Abraxas’ President and CEO commented, “Our financials continue to benefit from robust oil weighted production growth and lower expenses on a per Boe basis.  Together with the strong commodity price environment we have been experiencing, we expect our margins to continue to improve. Although we cannot control the volatility in the markets, we continue to focus on what we can control - executing operationally, growing production and maintaining a pristine balance sheet."

Conference Call
Abraxas Petroleum Corporation (NASDAQ:AXAS) will host its second quarter 2014 earnings conference call at 11 AM ET on August 6, 2014. To participate in the conference call, please dial 888.680.0890 and enter the passcode 54244106. Additionally, a live listen only webcast of the conference call can be accessed under the investor relations section of the Abraxas website at www.abraxaspetroleum.com. A replay of the conference call will be available until September 6, 2014 by dialing 888.286.8010 and entering the passcode 67689280 or can be accessed under the investor relations section of the Abraxas website.

Abraxas Petroleum Corporation is a San Antonio based crude oil and natural gas exploration and production company with operations across the Rocky Mountain, Permian Basin and onshore Gulf Coast regions of the United States and in the province of Alberta, Canada.

Safe Harbor for forward-looking statements: Statements in this release looking forward in time involve known and unknown risks and uncertainties, which may cause Abraxas’ actual results in future periods to be materially different from any future performance suggested in this release. Such factors may include, but may not be necessarily limited to, changes in the prices received by Abraxas for crude oil and natural gas. In addition, Abraxas’ future crude oil and natural gas production is highly dependent upon Abraxas’ level of success in acquiring or finding additional reserves. Further, Abraxas operates in an industry sector where the value of securities is highly volatile and may be influenced by economic and other factors beyond Abraxas’ control. In the context of forward-looking information provided for in this release, reference is made to the discussion of risk factors detailed in Abraxas’ filings with the Securities and Exchange Commission during the past 12 months.

FOR MORE INFORMATION CONTACT:
Geoffrey King/Vice President – Chief Financial Officer
Telephone 210.490.4788
gking@abraxaspetroleum.com
www.abraxaspetroleum.com

ABRAXAS PETROLEUM CORPORATION
CONSOLIDATED

FINANCIAL HIGHLIGHTS

(In thousands except per share data)	Three Months Ended June 30,		Six Months Ended June 30,
	2014	2013	2014	2013

Financial Results:
Revenues	$33,559	$21,494	$59,452	$42,690
Adjusted EBITDA(a)	22,850	11,723	38,961	23,197
Adjusted discretionary cash flow(a)	22,153	10,553	37,733	20,916
Net income	3,034	7,866	7,738	8,461
Net income per share – diluted	$0.03	$0.08	$0.08	$0.09
Adjusted net income, excluding certain non-cash items(a)	10,952	3,039	17,243	5,370
Adjusted net income, excluding certain non-cash items(a), per share – diluted	$0.11	$0.03	$0.18	$0.06
Weighted average shares outstanding – diluted	97,322	93,361	95,844	93,311

Production:
Crude oil per day (Bblpd)	3,438	2,094	3,011	2,100
Natural gas per day (Mcfpd)	6,957	9,825	7,069	10,162
Natural gas liquids per day (Bblpd)	390	377	401	368
Crude oil equivalent per day (Boepd)	4,987	4,109	4,590	4,162
Crude oil equivalent (MBoe)	453.8	373.9	830.8	753.3

Realized Prices, net of realized hedging activity:
Crude oil ($ per Bbl)	$90.59	$86.48	$89.34	$86.11
Natural gas ($ per Mcf)	4.06	3.51	4.43	3.26
Natural gas liquids ($ per Bbl)	36.16	31.46	40.61	33.12
Crude oil equivalent ($ per Boe)	70.94	55.35	68.98	54.34

Expenses:
Lease operating ($ per Boe)	$12.72	$16.49	$14.04	$16.76
Production taxes (% of oil and gas revenue)	8.5%	8.9%	8.5%	9.0%
General and administrative, excluding stock-based compensation ($ per Boe)	4.60	5.69	5.38	5.56
Cash interest ($ per Boe)	1.40	2.93	1.32	2.83
Depreciation, depletion and amortization ($ per Boe)	20.36	15.45	20.31	16.31

(a)	See reconciliation of non-GAAP financial measures below.

BALANCE SHEET DATA

(In thousands)	June 30, 2014	December 31, 2013

Cash	$3,742	$5,205
Working capital (a)	(34,742)	(38,401)
Property and equipment – net	251,049	180,645
Total assets	286,874	223,650

Long-term debt	44,850	41,790
Stockholders’ equity	150,239	86,906
Common shares outstanding	105,346	92,906

(a)	Excludes current maturities of long-term debt and current derivative assets and liabilities in accordance with our loan covenants.

ABRAXAS PETROLEUM CORPORATION
CONSOLIDATED
STATEMENTS OF OPERATIONS

(In thousands except per share data)	Three Months Ended June 30,		Six Months Ended June 30,
	2014	2013	2014	2013

Revenues:
Oil and gas production	$33,548	$21,478	$59,398	$42,641
Other	11	16	54	49
	33,559	21,494	59,452	42,690
Operating costs and expenses:
Lease operating	5,772	6,166	11,664	12,628
Production and ad valorem taxes	2,838	1,911	5,042	3,838
Depreciation, depletion, and amortization	9,242	5,776	16,877	12,285
Impairment	—	1,977	—	1,977
General and administrative (including stock-based compensation of $1,029, $669, $1,468 and $1,142, respectively)	3,117	2,797	5,940	5,327
	20,969	18,627	39,523	36,055
Operating income	12,590	2,867	19,929	6,635

Other (income) expense:
Interest income	(1)	—	(1)	(1)
Interest expense	783	1,259	1,391	2,467
Amortization of deferred financing fees	280	343	629	676
Loss on derivative contracts - realized	1,356	783	2,090	1,708
Loss (gain) on derivative contracts - unrealized	7,136	(7,485)	8,080	(6,864)
Other	2	14	2	101
	9,556	(5,086)	12,191	(1,913)
Net income before income tax	3,034	7,953	7,738	8,548
Income tax expense	—	87	—	87
Net income	$3,034	$7,866	$7,738	$8,461

Net income per common share - basic	$0.03	$0.09	$0.08	$0.09
Net income per common share - diluted	$0.03	$0.08	$0.08	$0.09

Weighted average shares outstanding:
Basic	93,448	92,351	93,009	92,323
Diluted	97,322	93,361	95,844	93,311

ABRAXAS PETROLEUM CORPORATION
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
To fully assess Abraxas’ operating results, management believes that, although not prescribed under generally accepted accounting principles ("GAAP"), discretionary cash flow and EBITDA are appropriate measures of Abraxas' ability to satisfy capital expenditure obligations and working capital requirements. Discretionary cash flow and EBITDA are non-GAAP financial measures as defined under SEC rules. Abraxas' discretionary cash flow and EBITDA should not be considered in isolation or as a substitute for other financial measurements prepared in accordance with GAAP or as a measure of the Company's profitability or liquidity. As discretionary cash flow and EBITDA exclude some, but not all items that affect net income and may vary among companies, the discretionary cash flow and EBITDA presented below may not be comparable to similarly titled measures of other companies. Management believes that operating income calculated in accordance with GAAP is the most directly comparable measure to discretionary cash flow; therefore, operating income is utilized as the starting point for the discretionary cash flow reconciliation.
Discretionary cash flow is defined as operating income plus depreciation, depletion and amortization expenses, non-cash expenses and impairments, cash portion of other income (expense) less cash interest. Adjusted discretionary cash flow is defined as discretionary cash flow, plus cash flow from Raven Drilling’s operations. Accounting rules do not permit the inclusion of the net income and other components of Raven Drilling’s operations to be included in our consolidated results of operations and cash flow, instead, the results of Raven Drilling’s operations are credited to the full cost pool. Accordingly, for purposes of adjusted discretionary cash flow, Raven Drilling’s cash flow is added back. The following table provides a reconciliation of discretionary cash flow and adjusted discretionary cash flow to operating income for the periods presented.

(In thousands)	Three Months Ended June 30,		Six Months Ended June 30,
	2014	2013	2014	2013
Operating income	$12,590	$2,867	$19,929	$6,635
Depreciation, depletion and amortization	9,242	5,776	16,877	12,285
Impairment	—	1,977	—	1,977
Stock-based compensation	1,029	669	1,468	1,142
Realized (loss) on derivative contracts	(1,356)	(783)	(2,090)	(1,708)
Cash interest	(636)	(1,095)	(1,100)	(2,131)
Discretionary cash flow	$20,869	$9,411	$35,084	$18,200
Cash flow from Raven Drilling operations	1,284	1,142	2,649	2,716
Adjusted discretionary cash flow	$22,153	$10,553	$37,733	$20,916

EBITDA is defined as net income plus interest expense, depreciation, depletion and amortization expenses, deferred income taxes and other non-cash items. Adjusted EBITDA includes all of the components of EBITDA plus Raven Drilling’s EBITDA. Accounting rules do not permit the inclusion of the net income and other components of Raven Drilling’s operations to be included in our consolidated results of operations, instead, the results of Raven Drilling’s operations are credited to the full cost pool. Accordingly, for purposes of Adjusted EBITDA, Raven Drilling’s EBITDA is added back. The following table provides a reconciliation of EBITDA and Adjusted EBITDA to net income for the periods presented.

(In thousands)	Three Months Ended June 30,		Six Months Ended June 30,
	2014	2013	2014	2013
Net income	$3,034	$7,866	$7,738	$8,461
Net interest expense	782	1,259	1,390	2,466
Income tax expense	—	87	—	87
Depreciation, depletion and amortization	9,242	5,776	16,877	12,285
Amortization of deferred financing fees	280	343	629	676
Stock-based compensation	1,029	669	1,468	1,142
Impairment	—	1,977	—	1,977
Unrealized loss (gain) on derivative contracts	7,136	(7,485)	8,080	(6,864)
Other non-cash items	2	14	2	101
EBITDA	$21,505	$10,506	$36,184	$20,331
Raven Drilling EBITDA	1,345	1,217	2,777	2,866
Adjusted EBITDA	$22,850	$11,723	$38,961	$23,197

This release also includes a discussion of “adjusted net income, excluding certain non-cash items,” which is a non-GAAP financial measure as defined under SEC rules. The following table provides a reconciliation of adjusted net income, excluding ceiling test impairment and unrealized changes in derivative contracts and net income related to Raven Drilling, LLC capitalized to the full cost pool, to net income for the periods presented. Management believes that net income calculated in accordance with GAAP is the most directly comparable measure to adjusted net income, excluding certain non-cash items.

(In thousands)	Three Months Ended June 30,		Six Months Ended June 30,
	2014	2013	2014	2013

Net income	$3,034	$7,866	$7,738	$8,461
Impairment	—	1,977	—	1,977
Net income related to Raven Drilling	782	681	1,425	1,796
Unrealized loss (gain) on derivative contracts	7,136	(7,485)	8,080	(6,864)
Adjusted net income, excluding certain non-cash items	$10,952	$3,039	$17,243	$5,370
Adjusted net income, excluding certain non-cash items, per share – diluted	$0.11	$0.03	$0.18	$0.06
Net income per share – diluted	$0.03	$0.08	$0.08	$0.09